October 9, 1996



Barry E. Smith
1016 West Ninth Avenue
King of Prussia, PA 19406


Dear Barry:

This letter will confirm the terms under which you, in your capacity as Vice-President, Controller and Chief Accounting Officer of NovaCare, Inc. ("NovaCare" or the "Company"), have accepted responsibility and authority in connection with the Company's finance operations nationally. You will be performing a unique function as we attempt to become the first fully integrated national provider of rehabilitation services by developing financial, accounting and information systems to allow real time control of our business. I am delighted to have you filling this important role. You have demonstrated alignment with NovaCare's values and have proven your operating skills. I am confident that your expertise will help maximize operating and administrative efficiencies to realize the full potential of the business.

The terms of our agreement are as follows, and are effective
August 1, 1996:

          Title  -  You will continue to function  as  Vice-
          President, Controller and Chief Accounting Officer of the Company.

          Base Salary - Effective August 1, 1996, you will receive an increase to a bi-weekly salary of
          $5,937.50. This annualizes to a base salary of $154,375. You will be eligible for a performance and salary review on an annual basis.

          Incentive Opportunity - You will participate in the NovaCare Executive Incentive Compensation Plan as approved by the Compensation Committee of the Board of Directors. Your opportunity will be 35% of your base salary per fiscal year.

          Supplemental Benefits - You will continue to participate in NovaCare's Supplemental Benefits
          Plan.

          Confidentiality Agreement - You will, during your employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any other member of the Company Group (as hereinafter defined) confidentially. You will not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the premises of the Company or any other member of the Company Group any notes or records relating thereto, copies thereof, or any other property of any member of the Company Group. You will not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, outside of the scope of your duties and responsibilities under this Agreement or in any way that is detrimental to any member of the Company Group.

          For purposes hereof, "confidential material" means all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers or clients of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers or clients, which is furnished to you by any member of the Company Group or any of its agents, customers or otherwise acquired by you in the course of your employment with the Company; provided, however, that the term "confidential material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by you, (ii) was available to you on a non-confidential basis prior to your employment with any member of the Company Group or (iii) becomes available to you on a non-confidential basis from a source other than any member of the Company Group or any of its agents, customers or clients, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents, customers or clients. For the purposes hereof, the "Company Group" means, collectively, NovaCare and the subsidiaries and affiliates of NovaCare.

          Non-Compete Agreement - You acknowledge that the services to be rendered by you to the Company are of a special and unique character. In order to induce the Company to enter into this agreement, and in consideration of the Company's agreement to increase your base salary and to make the salary continuation payments described in "Termination of Employment" below, you agree for the benefit of the Company that you will not, during the period of your employment with the Company and for one
          (1) year thereafter commencing on the date of termination of your employment with the Company:

          (a) engage, directly or indirectly, whether as principal, consultant, employee, officer, director, partner, agent, stockholder, limited partner or other investor (other than an investment of (i) not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) not more than five percent (5%) of the ownership interest of any partnership or other entity) or otherwise, within the United States of America, with any firm or person in any activity or business venture which is in competition with any line or lines of business being conducted by the Company or any other member of the Company Group for which you have at the date of termination of your employment with NovaCare, or had at any time during the two (2) year period prior to such termination, finance responsibility; or

          (b) solicit or entice or endeavor to solicit or entice away from the Company, or any other member of the Company Group, or employ, directly or
          indirectly,   any  person  who  was  an   employee
          of the Company or any member of the Company Group at any time during the one (1) year period ending on the date of termination of your employment by reason of leaving the service of the Company, except that this restriction shall not apply in the case of any person whose employment has terminated by the Company.

          You agree that if, in any proceeding, the court or other authority refuses to enforce the confidentiality and non-compete covenants set forth herein because such covenants cover too extensive a geographic area or too long a period of time, any such covenant will be deemed appropriately amended and modified in keeping with the intention of the parties, to the maximum extent permitted by law.

          You acknowledge and agree that the confidentiality and non-compete covenants and agreements set forth herein are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the business of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. You acknowledge and agree that the covenants and agreements set forth in this Agreement are a material reason for the payment of the compensation and benefits provided for in this Agreement.

          In the event of a breach or threatened breach by you of any of the confidentiality and non-compete provisions of this Agreement, you hereby consent and agree that the Company will be entitled to pre-judgment injunctive relief or similar equitable relief, designed to maintain the status quo ante
          pending  arbitration  under  this  Agreement,   as
          described   below,   by   restraining   you   from
          committing  or  continuing  any  such  breach   or
          threatened breach or granting specific performance of any act required to be performed by you under this Agreement, without the necessity of showing any actual damage or that only damages would not
          afford   an   adequate  remedy  and  without   the
          necessity of posting any bond or other security. You hereby consent to the jurisdiction of the federal courts located in the Eastern District of Pennsylvania and the state courts operating within the geographical area included in such District for any proceedings hereunder.

          Termination of Employment - The term of this Agreement shall be three (3) years from the date hereof, and shall be automatically renewed for additional terms of one year unless either party shall give notice of non-renewal at least ninety
          (90) days prior to the end of the initial or any renewal term. If, during the term of this Agreement, the Company terminates your employment for any reason other than due cause, the Company will continue to pay your base salary bi-weekly, until the first to occur of (1) the expiration of a period of six (6) months, or (2) the date on which you find alternative employment. All other provisions of the Company's severance policies will apply in the event of your termination, including the execution of an Agreement and General Release as a precondition to any severance payment. For purposes of this Agreement, due cause means (a) a material breach of any of your obligations hereunder, (b) any willful failure to discharge your duties, (c) gross negligence in the performance of your duties, (d) conduct detrimental to the Company, or (e) commission of a felony or any crime or offense involving moral turpitude. You will also be extended Outplacement Benefits appropriate for an executive of your level through a vendor of the Company's choice should you be terminated for any reason other than due cause.

          Governing Law - This Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed entirely within such Commonwealth.

          Arbitration - We will attempt amicably to  resolve
          disagreements    and   disputes    hereunder    by
          negotiation.   If  the  matter  is  not   amicably
          resolved through negotiation, within thirty (30) days after written notice from either party, and controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, will be subject to exclusive, final and binding arbitration, which will be conducted in Philadelphia, PA, in accordance with the National Health Lawyers
          Association    ("NHLA")    Alternative     Dispute
          Resolution   Services  Rules  of   Procedure   for
          Arbitration.   Either  party  may  bring  a  court
          action to compel arbitration under this Agreement or to enforce an arbitration award.

Your employment relationship with NovaCare is at will. Either you or NovaCare may terminate that relationship for any lawful reasons at any time, with or without notice. You and NovaCare hereby acknowledge that no express or implied commitment or promise of employment for any period of time has been made, and that the at-will nature of this employment relationship may not be altered hereafter, except through a written agreement signed by you and an authorized officer on behalf of NovaCare.

Please acknowledge your acceptance of this Agreement by signing three (3) copies of this letter and returning them to me.

NovaCare is facing challenging and exciting times, Barry. I hope and expect that you will continue to make significant contributions. I am looking forward to your continuing to provide the necessary leadership and experience that will realize the potential of what I am confident is an outstanding business opportunity. I look forward to continuing to have you on the team as we strive to fulfill our Credo of Helping Make Life a Little Better for our constituents-employees, customers, patients and shareholders.

                              Sincerely,

                              /s/ Robert E. Healy, Jr.
                             __________________________
                                  Robert E. Healy, Jr.
                                  Senior Vice President,
                                  Finance and Administration
                                  and Chief Financial Officer
ACCEPTED AND AGREED:



/s/ Barry E. Smith          December 18, 1996
____________________       ____________________
    Barry E. Smith          Date